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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 27, 1996, appearing page 29 of Dresser Industries, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1996.

/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Dallas, Texas
November 10, 1997